EXHIBIT 10.1



                                   AGREEMENT


          AGREEMENT, dated as of August 19, 1999 (this "Agreement"), by and among RECKSON SERVICE INDUSTRIES, INC., a Delaware corporation ("RSI"), RSI I/O HOLDINGS, INC., a Delaware corporation (together with its affiliates, the "Buyer"), and CAHILL, WARNOCK STRATEGIC PARTNERS FUND L.P., a Delaware limited partnership ("CW"), STRATEGIC ASSOCIATES, L.P., a Delaware limited partnership ("SA"), and DAVID L. WARNOCK, an individual ("DW"; and together with CW and SA, the "Sellers").

                                   RECITALS

          WHEREAS, each of the Sellers is the record and beneficial owner of the number of Series A Convertible Preferred Stock, par value $0.01 per share ("Series A Stock"), Series B Convertible Preferred Stock, par value $0.01 per share ("Series B Stock"), warrants ("Warrants") to purchase Class A Common Stock, par value $0.01 per share ("Class A Common Stock"), and options ("Options") to purchase Class A Common Stock, of VANTAS Incorporated, a Nevada corporation, f/k/a/ALLIANCE National Incorporated (the "Company"), set forth opposite their respective name on Schedule A annexed hereto; and

          WHEREAS, a bona fide offer (a copy of which is attached hereto as Exhibit A; the "Offer Notice") has been made by the Buyer to the Sellers to purchase all of the Series A Stock, the Series B Stock, the Warrants and the Options owned by each of the Sellers (collectively, the "Transferred Shares"), and each of the Sellers desires to sell to the Buyer, and the Buyer desires to purchase from each of the Sellers, the Transferred Shares, upon the terms and subject to the conditions set forth herein;

          NOW, THEREFORE, in consideration of the premises and the mutual representations, warranties, covenants, agreements and undertakings contained in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Sellers and the Buyer hereby agree as follows:

                                  ARTICLE I
                               PURCHASE AND SALE

          SECTION 1.1 Purchase and Sale of the Transferred Shares. Upon the terms and subject to the conditions set forth in this Agreement, the Buyer has offered to purchase from the Sellers at the Closing (as defined below), the Transferred Shares, free and clear of any title defect, objection, security interest, pledge, encumbrance, mortgage, lien, charge, claim, option, preferential arrangement or restriction of any kind, including, but not limited to, any restriction on the use, voting, transfer, receipt of income or other exercise of any attributes of ownership (collectively, "Liens"), other than those Liens expressly created by the Fifth Amended and Restated Stockholders' Agreement dated as of July 29, 1999 (the "Stockholders' Agreement") by and among the Company and the Securityholders identified therein, and the Sellers have agreed to accept such offer as provided in this Agreement.

          SECTION 1.2 Purchase Price; Deposit; Exercise of Options and
Warrants.

          (a) The purchase price (the "Purchase Price") for each Transferred Share shall be: (i) Five Dollars and sixty cents ($5.60) in cash and (ii)
0.1263 of a share (the "RSI Shares") of common stock, par value $.01 per share, of Reckson Service Industries, Inc., a Delaware corporation ("RSI") (which equates to a value of Nineteen Dollars ($19.00) per RSI Share) to each Seller who is an "accredited investor," as that term is defined in Regulation D under the Securities Act of 1933, as amended. If the Buyer does not deliver to the Sellers an Exercise Notice (as defined in Section 1.2(c) below), the cash portion of the Purchase Price shall be reduced by One Million Two Hundred Twenty Eight Thousand Ninety Eight Dollars and sixty six cents ($1,228,098.66), which represents the aggregate exercise price of the Options and Warrants.

          (b) Simultaneous with the execution and delivery of this Agreement, the Buyer is delivering Five Million ($5,000,000.00) Dollars (the "Deposit") to Herrick, Feinstein LLP, counsel to the Buyer, to be held in escrow for the benefit of the Sellers as a down payment towards the Purchase Price pursuant to the Escrow Agreement attached hereto as Exhibit B. Sellers agree that the Buyer, in its sole discretion, can substitute the cash Deposit with an irrevocable letter of credit, in form acceptable to the Sellers in their reasonable judgment, in the amount of the Deposit for the benefit of the Sellers. Upon termination of this Agreement as a result of the failure of any of the conditions contained in Section 6.1 of this Agreement being satisfied, the Deposit shall be immediately returned to the Buyer. Upon execution and delivery of this Agreement, Herrick, Feinstein LLP shall provide written confirmation to the Sellers that it has received the Deposit and that it is holding the Deposit for the benefit of the Sellers in accordance with the terms of this Section 1.2(b). If this Agreement is terminated or not performed by the Buyer for any reason other than the failure of any of the conditions contained in Section 6.1 of this Agreement being satisfied, the Deposit shall be immediately delivered to the Sellers. Upon Closing, the Deposit shall be delivered to the Sellers.

          (c) The Sellers agree that anytime after forty-five (45) days from the date of this Agreement, the Buyer, in its sole discretion, can direct the Sellers, upon notice (the "Exercise Notice") thereto, to exercise the Options and Warrants. The Buyer, if it so determines, will deliver the Exercise Notice with sufficient time to enable the Sellers to duly exercise the Options and Warrants and obtain, prior to the Closing Date (as defined below), the stock certificates evidencing the Class A Common Stock issued upon exercise of the Options and Warrants. If the Sellers become the record and beneficial owners of Class A Common Stock as a result of the exercise or conversion of the Options and Warrants, all references in this Agreement to the Transferred Shares shall be deemed to include such Class A Common Stock in lieu of the Options and Warrants.

          (d) Upon the one-year anniversary date of the Closing and for thirty days thereafter (time being of the essence), the Sellers who owned shares of Series A Stock that were transferred to the Buyer and have been paid the Purchase Price, in part, with RSI Shares, may request, by written notice to RSI, that RSI pay such Sellers the difference between $19.00 per RSI Share received as part of the Purchase Price and held by such Sellers on the date such notice is given and the closing price (if lower than $19.00) of the RSI Shares on the date such notice is given, provided, however, that (i) the right to give such notice to RSI shall automatically and irrevocably expire if the average of the volume weighted average closing price of RSI Shares for any consecutive fifteen (15) days commencing from the date of this Agreement prior to the giving of the aforesaid notice is $19.00 per share or higher and (ii) the right to such payment at all times shall be adjusted to take into account any additional shares of RSI stock or other securities that are acquired by or issuable to the Sellers after the Closing by reason of stock rights or options, warrants, stock splits, stock distributions, stock dividends or other similar mechanisms or events by which additional shares of stock are conveyed or will be conveyed to the Sellers by reason of their holding or having held the RSI Shares as part of the Purchase Price.

          SECTION 1.3 Closing; Closing Date.

          (a) Subject to the terms and conditions of this Agreement, the sale and purchase of the Transferred Shares contemplated hereby shall take place at a closing (the "Closing") to be held at the offices of Herrick, Feinstein LLP, 2 Park Avenue, New York, New York 10016 at 10:00 A.M. local time, on the ninetieth (90th) day following the delivery of the Offer Notice to the Company and the Securityholder Offerees (as such term is defined in the Stockholders' Agreement), or at such other time or on such other date as the Buyer and the Sellers may mutually agree upon in writing. The day upon which the Closing shall occur is herein called the "Closing Date". On a date that the Buyer and the Sellers mutually agree upon, but in no event later than the seventh (7th) day from the date this Agreement is executed, the Sellers shall deliver, in accordance with Section 9.7 of the Stockholders' Agreement, (i) to the Company
(x) the Offer Notice, (y) the resignation letters in the form attached hereto as Exhibit C executed by each of DW and G. Lee Bohs, and (z) a written consent and action ("Stockholders' Consent"), in the form annexed as Exhibit D electing Jason M. Barnett and Jeffrey D. Neumann as directors in place of DW and G. Lee Bohs, executed by the Sellers and RSI, Buyer, Interoffice Superholdings, LLC and Reckson Office Centers, Inc. and (ii) to each of the Securityholder Offerees, the Offer Notice and the Stockholders Consent.

          (b) At the Closing, the Sellers shall deliver or cause to be delivered to the Buyer the stock certificates evidencing all the Transferred Shares, duly endorsed in blank or accompanied by stock powers duly executed in blank, in proper form for transfer and with all required stock transfer tax stamps affixed.

          (c) At the Closing, the Buyer shall deliver or cause to be delivered to the Sellers the Purchase Price less the Deposit, as indicated on Schedule A annexed hereto.

                                  ARTICLE II
                 REPRESENTATIONS AND WARRANTIES OF THE SELLERS

          The Sellers hereby jointly and severally represent and warrant to the Buyer and RSI the following, which representations and warranties shall be true and correct on the date of this Agreement and on the Closing Date:

          SECTION 2.1 Ownership of the Transferred Shares.

          (a) Each of the Sellers is the record and beneficial owner of the number and type of Transferred Shares indicated opposite its or his respective name on Schedule A annexed hereto and has good and marketable title to the Transferred Shares, free and clear of all Liens, other than the restrictions imposed by the Stockholders' Agreement, and neither CW, SA nor DW nor its or his respective affiliates have any interest, directly or indirectly, in any shares of capital stock, or other equity in the Company, or have any other interest in any tangible or intangible property which the Company uses or has used in the business conducted by the Company or otherwise, or have any outstanding indebtedness to or from the Company. Upon consummation of the transactions contemplated by this Agreement and payment of the Purchase Price,
(i) the Buyer shall be the lawful record and beneficial owner of the Transferred Shares, including the Class A Common Stock issuable upon conversion or exercise of the Transferred Shares in accordance with its respective terms, free and clear of all Liens, other than the restrictions imposed by the Stockholders' Agreement (except for the right of first refusal pursuant to Section 4.3 thereof (the "Right of First Refusal") as such right pertains to this Agreement), and (ii) the Transferred Shares, including the Class A Common Stock issuable upon conversion or exercise of the Transferred Shares in accordance with its respective terms, have been paid for by the Sellers and the Sellers have received an opinion of the Company's counsel that the shares of the Series A Stock were fully paid and nonassessable. Other than the Stockholders' Agreement and as contemplated by this Agreement, there are no stockholders' agreements, voting trusts, proxies, or other agreements or understandings with respect to the Transferred Shares.

          (b) The Options and Warrants are transferable to the Buyer, and if the Options and Warrants are sold to the Buyer in accordance with this Agreement, the Buyer shall have all right, title and interest in the Options and the Warrants, including, without limitation, the right to exercise the Options and Warrants in accordance with their respective terms.

          SECTION 2.2 Authority. Each of CW and SA is duly organized and validly existing under the laws of the state of its organization and is duly registered and qualified to do business in each jurisdiction where such registration or qualification is required and has been duly authorized by all necessary and appropriate partnership action to enter this Agreement and consummate the transactions contemplated herein, and the individuals executing this Agreement on behalf of each of CW and SA have been duly authorized by all necessary and appropriate action on behalf of CW and SA, respectively. Each of the Sellers has the absolute and unrestricted right, power and authority to execute and deliver this Agreement and all documents and instruments specified herein, to carry out its or his obligations hereunder and to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by each of the Sellers and, assuming due authorization, execution and delivery by the Buyer, this Agreement constitutes a legal, valid and binding obligation of the Sellers, enforceable against each of the Sellers in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).

          SECTION 2.3 Approval of Transaction; No Conflict. The execution and delivery of this Agreement by the Sellers does not, and the performance of this Agreement by the Sellers will not, require any consent, approval, authorization or other action by, or filing with or notification to, any person, entity, governmental authority or regulatory authority, other than those required in connection with the Stockholders' Agreement. The General Partner of each of CW and SA, and every partner whose consent is required, has duly authorized the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, and such authorization shall not have been amended, modified or withdrawn in any manner prior to the Closing Date. Furthermore, the execution, delivery and performance of this Agreement by each of the Sellers does not and will not (x) conflict with or violate any agreement, law, rule, regulation, order, writ, judgement, injunction, decree, determination or award to which any of the Sellers is a party or (y) result in the creation of any Liens on the Transferred Shares.

          SECTION 2.4 Investment Intent. Each of the Sellers is acquiring the RSI Shares for its or his own account, for investment purposes only and not with a view to or for sale in connection with any distribution thereof. Each of the Sellers is an "accredited investor", as that term is defined in Regulation D under the Securities Act of 1933, as amended (the "Securities Act"). Each of the Sellers has obtained all information it considers necessary or appropriate for deciding whether to accept the RSI Shares. Each of the Sellers acknowledges that it or he, as the case may be, is able to evaluate and has such knowledge and experience in financial or business matters that it or he, as the case may be, is capable of evaluating the merits and risks of acquiring the RSI Shares, has the ability to protect its own interests in this transaction and is financially capable of bearing the total loss of its investment in the RSI Shares. Each of the Sellers understands that such Seller must bear the economic risk of investment in the RSI Shares for an indefinite period of time. Each Seller also understands that the RSI Shares have not been registered under the Securities Act and, therefore, cannot be resold unless they are registered under the Securities Act or unless an exemption from registration is available. The Sellers will not transfer or otherwise dispose of the RSI Shares except in accordance with applicable federal and state securities laws or the rules and regulations promulgated thereunder.

          SECTION 2.5 No Material Facts Omitted. No representation or warranty of any of the Sellers in this Agreement contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained herein not misleading.

                                  ARTICLE III
              REPRESENTATIONS AND WARRANTIES OF THE BUYER AND RSI

          Buyer and RSI hereby jointly and severally represent and warrant to the Sellers the following, which representations and warranties shall be true and correct on the date of this Agreement and on the Closing Date:

          SECTION 3.1 Authority. Each of Buyer and RSI is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Each of Buyer and RSI has full corporate power and authority to execute and deliver this Agreement and all documents and instruments specified herein, to carry out its obligations hereunder and to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Buyer and RSI, and assuming due authorization, execution and delivery by the Sellers, constitutes a legal, valid and binding obligation of the Buyer and RSI, enforceable against the Buyer and RSI in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).

          SECTION 3.2 Approval of Transaction; No Default. The execution and delivery of this Agreement by the Buyer and RSI does not, and the performance of this Agreement by the Buyer and RSI will not, require any consent, approval, authorization or other action by, or filing with or notification to, any person, entity, governmental authority or regulatory authority, other than those required in connection with the Stockholders' Agreement. The Board of Directors of each of the Buyer and RSI has duly authorized the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, and such authorization shall not have been amended, modified or withdrawn in any manner prior to the Closing Date. Furthermore, the execution, delivery and performance of this Agreement by the Buyer and RSI does not and will not conflict with or violate any agreement, law, rule, regulation, order, writ, judgment, injunction, decree, determination or award applicable to the Buyer or RSI.

          SECTION 3.3 Investment Intent. The Buyer is acquiring the Transferred Shares for its own account, for investment purposes only and not with a view to distribution of the Transferred Shares. The Buyer is an "accredited investor", as that term is defined in Regulation D under the Securities Act. The Buyer has requested all information it considers necessary or appropriate for deciding whether to acquire the Transferred Shares. The Buyer acknowledges that it is able to evaluate and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of acquiring the Transferred Shares, has the ability to protect its own interests in this transaction and is financially capable of bearing the total loss of its investment in the Transferred Shares. The Buyer will not transfer or otherwise dispose of the Transferred Shares except in accordance with applicable federal and state securities laws or the rules and regulations promulgated thereunder.

          SECTION 3.4 RSI Shares. The RSI Shares have been duly authorized and, upon issuance therefor in accordance with the provisions of this Agreement, will be validly issued, fully paid and non-assessable, and have been issued in compliance with the registration requirements (or applicable exemptions therefrom) of all applicable state and federal laws concerning the issuance of securities.

          SECTION 3.5 SEC Documents. RSI has filed all required reports, forms and other documents required to be filed under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), with the Securities and Exchange Commission ("SEC") since December 31, 1998 (the "RSI SEC Documents"). As of their respective dates, the RSI SEC Documents complied in all material respects with the requirements of the Exchange Act, and the rules and regulations of the SEC promulgated thereunder applicable to such RSI SEC Documents.

          SECTION 3.6 Independent Analysis. The Buyer and RSI recognize that the Sellers have not made any representation or warranty upon which the Buyer is relying in respect to the operations or prospects of the Company. The Buyer and RSI are entering into this Agreement and Buyer and RSI are purchasing the Transferred Shares solely based upon its independent analysis of the Company and the representations and warranties set forth in Article II.

          SECTION 3.7 No Material Facts Omitted. No representation or warranty of either the Buyer or RSI in this Agreement contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained herein not misleading.

                                  ARTICLE IV
                              REGISTRATION RIGHTS

          SECTION 4.1. Demand Registration Rights. If RSI shall receive a written request from the Sellers that RSI file a registration statement under the Securities Act, then RSI shall, within ninety (90) days of the receipt thereof, file a registration statement under the Securities Act for the RSI Shares that the Sellers requested to be registered, PROVIDED, HOWEVER, that if RSI completes an underwritten offering of its securities and in connection therewith agrees with the underwriter(s) not to file a registration statement with respect to the sale of its securities for a certain period subsequent to the offering (the "Lock-Up Period"), RSI's obligation to file a registration statement hereunder shall be deferred until the expiration of the Lock-Up Period, which Period shall in no event exceed six (6) months. All expenses incurred by RSI in complying with the request of the Sellers, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel for RSI, shall be borne by RSI. All underwriting discounts and selling commissions applicable to the sale of the RSI Shares shall be borne by the Sellers pro rata on the basis of the number of RSI Shares registered. All fees and disbursements of counsel for the Sellers, not to exceed $20,000 in the aggregate, shall be borne by RSI. Sellers shall have the right to two (2) requests for registration pursuant to this Section 4.1. A holder of RSI Shares pursuant to this Agreement shall be entitled to the registration rights granted hereunder so long as at the time the request for registration is made, such request is made by the holders pursuant to this Agreement of not less than 210,000 RSI Shares in the aggregate.

          SECTION 4.2 Indemnification. In the event any RSI Shares are included in a registration statement, to the extent permitted by law, the Sellers shall jointly and severally indemnify and hold harmless RSI, each of its directors, officers and each person, if any, who controls RSI within the meaning of the Securities Act, against any losses, claims, damages or liabilities (joint or several), including, without limitation, reasonable attorneys' fees and expenses (collectively, "Losses") to which RSI or any such director, officer, or controlling person may become subject under the Securities Act, the Securities Exchange Act of 1934, as amended (the "Exchange Act") or other federal or state law, insofar as such Losses (or actions in respect thereto) arise out of or are based upon any of the following statements, omissions or violations (collectively, "Violations") by any of the
Sellers: (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any Violation or alleged Violation by any of the Sellers of the Securities Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law in connection with the offering covered by the registration statement. If the indemnification provided for hereunder is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any Loss, the Sellers, in lieu of indemnifying such indemnified party, shall to the extent permitted by applicable law contribute to the amount paid or payable by such indemnified party as a result of such Loss in such proportion as is appropriate to reflect the relative fault of the Sellers on the one hand and the indemnified party on the other in connection with the Violations that resulted in the Loss, as well as any other relevant equitable considerations.

          SECTION 4.3 Termination of Registration Rights. The demand registration rights granted hereunder shall terminate and be of no further force and effect three (3) years from the Closing Date.

                                   ARTICLE V
      SELLERS' COVENANTS; BREAK-UP FEE; NO SOLICITATION; CONFIDENTIALITY

          SECTION 5.1 Waiver of Right of First Refusal. Each of the Sellers hereby unconditionally and irrevocably waives its or his, as the case may be, right to purchase all or any portion of the Transferred Shares pursuant to the Right of First Refusal.

          SECTION 5.2 Voting with Respect to the Transferred Shares. Each of the Sellers agrees that in each situation where it or he, as the case may be, is entitled to vote at any meeting of stockholders of the Company (whether annual or special and whether or not an adjourned or postponed meeting) or consent in lieu of any such meeting or otherwise, the Seller shall not vote or consent without first notifying the Buyer at least three business days prior thereto as to how the Seller intends to vote. The Buyer shall have three business days thereafter to notify the Seller of its objection, if any, to the manner in which the Seller intends to vote or consent, and the failure of the Buyer to notify the Seller within such period shall be deemed its approval of the Seller's vote on such matter.

          SECTION 5.3 Replacement of Directors; Break-Up Fee.

          (a) The Sellers agree to cooperate with the Buyer and RSI in the prompt election of Jason M. Barnett and Jeffrey D. Neumann to serve as members of the board of directors of the Company (the "Successor Nominees") to replace DW and G. Lee Bohs. The Sellers agree to take any and all actions necessary to effectuate and continue the foregoing, including, without limitation, the delivery of the resignation letters of DW and G. Lee Bohs to the Company promptly after the date hereof, the nomination of the Successor Nominees and to vote the Transferred Shares for the election of the Successor Nominees at any special meeting or consent in lieu of a meeting called for the purpose thereof.

          (b) In the event that prior to the time the Successor Nominees are elected to the board of directors of the Company in accordance with Section 5.2(a) above, (x) the Company exercises its Right of First Refusal to purchase any or all of the Transferred Shares (which means that DW and G. Lee Bohs vote in favor of such purchase) and the majority of the four directors of the Company who have been designated by RSI do not vote in favor of such purchase, and (y) the transaction contemplated by this Agreement is not consummated as a result of the failure of the condition contained in Section 6.1(a) of this Agreement being satisfied, then the Sellers hereby covenant and agree to pay to the Buyer, simultaneously with the payment by the Company and/or the Securityholder Offerees to the Sellers, the amount which is equal to (i) the amount received by each Seller which is in excess of $5.25 per Transferred Share multiplied by (ii) the aggregate number of Transferred Shares sold by the Sellers.

          SECTION 5.4 No Solicitation. Upon execution and delivery of this Agreement until the Closing, none of the Sellers shall, directly or indirectly, through any officer, director, partner, agent, employee, representative or otherwise, except pursuant to Section 4.3 of the Stockholders' Agreement, (i) solicit, initiate or encourage the submission of any inquiries, proposals or offers from any person or entity relating to the purchase of the Transferred Shares or any legal or interest therein or the creation or imposition of any Lien thereon (collectively, a "Third Party Purchase"); (ii) consider or accept any agreement, arrangement or understanding with respect to a Third Party Purchase; (iii) participate in any discussion, negotiations or other communications regarding any Third Party Purchase; (iv) furnish to any person or entity other than the Buyer and its representatives any information concerning the Transferred Shares; (v) grant, issue or agree to grant or issue to any person or entity: (a) any direct or indirect interest in CW or SA or (b) any right or option to acquire any such interest; or (vi) cooperate in any way, assist or participate in, facilitate or encourage any effort or attempt by any person or entity other than the Buyer to seek to do any of the foregoing.

          SECTION 5.5 Confidentiality.

          (a) Each of the parties agrees, on behalf of themselves and himself, as the case may be, and their respective affiliates and representatives, to retain in strict confidence, and not to divulge, disseminate or disclose to any third party (other than as may be required by the Stockholders' Agreement, court order, law, rule or regulation) the existence of this Agreement or any of the terms hereof, without the prior written consent of all the parties hereto, which consent shall not be unreasonably withheld, conditioned or delayed. The parties further agree to consult with each other prior to making any public disclosure (other than as set forth herein) relating to the transactions contemplated herein.

          (b) In addition to any and all other remedies available at law or equity, in the event any or all of the Sellers shall breach or threaten to breach any of the provisions of this Article V of this Agreement, each of the Sellers agrees and acknowledges that damages would be difficult to ascertain, the Buyer and its affiliates will suffer immediate, irreparable harm, and the Buyer and its affiliates shall be entitled, in addition to any and all other remedies, to an injunction issued by a court of competent jurisdiction restraining the aforesaid violations of any or all of the Sellers, as the case may be, without the necessity of posting a bond. Nothing contained in this
Section 5.5(b) is intended to limit in any way any of the rights or remedies of any party to this Agreement in respect of any breach or threatened breach of this Article V or any other provision of this Agreement.

                                  ARTICLE VI
                             CONDITIONS TO CLOSING

          SECTION 6.1 Conditions to the Obligation of the Buyer to Close. The obligation of the Buyer to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment, as at the Closing Date, of each of the following conditions, any one or more of which may be waived by the
Buyer:

          (a) Failure to Exercise the Right of First Refusal. The failure of the Company and the Securityholder Offerees (i) to exercise their Right of First Refusal to purchase the Transferred Shares or (ii) to close on such purchase if exercised; upon occurrence of the first of such failures, there shall be deemed an automatic acceptance by the Sellers of the offer contained in this Agreement by operation of law.

          (b) Vote of Stockholders. None of the Sellers has voted or consented to any matter to which the Buyer has objected pursuant to Section 5.2 of this Agreement.

          (c) Vote of Directors. On every matter presented to the Company's board of directors for a vote prior to the time that the Successor Nominees are elected to the board in place of DW and G. Lee Bohs, the two directors nominated by CW and SA have voted in the same way on the matter presented as has been voted by the majority of the directors nominated by RSI.

          (d) Performance of Covenants. Each of the Sellers shall have performed and complied in all material respects with all covenants, obligations and agreements to be performed or complied with by the Sellers on or before the Closing Date pursuant to this Agreement, including, but not limited to, the transfer of all of the Transferred Shares to Buyer in the manner set forth in Section 1.1 of this Agreement.

          (e) Accuracy of Representations and Warranties. The representations and warranties of the Sellers contained in this Agreement are true and accurate in all material respects on and as of the Closing Date, with the same force and effect as if made on the Closing Date.

          (f) Legal Opinion. A legal opinion, substantially in the form annexed hereto, addressed to the Buyer and RSI from Sellers' counsel that each of the Sellers has been duly authorized to enter into this Agreement and consummate the transactions contemplated herein, that the Transferred Shares are being transferred at Closing free and clear of all Liens, and that this Agreement is valid and binding.

          SECTION 6.2 Conditions to the Obligation of the Sellers to Close. The obligations of the Sellers to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment, as at the Closing Date of each of the following conditions, any one or more of which may be waived by the Sellers, that (i) the representations and warranties of Buyer and RSI contained in this Agreement are true and accurate in all material respects on or as of the Closing Date, with the same force and effect as if made on the Closing Date, (ii) the Buyer shall have performed and complied in all material respects with all covenants, obligations and agreements to be performed or complied with by the Buyer on or before the Closing Date pursuant to this Agreement, including, but not limited to, the payment of the Purchase Price to the Seller in the manner set forth herein, and (iii) the Sellers shall have received a legal opinion or opinions, substantially in the form annexed hereto, addressed to the Sellers from the Buyer's and RSI's counsel that each of the Buyer and RSI has been duly authorized to enter into this Agreement and consummate the transactions contemplated herein, that the RSI Shares are issued in accordance with the registration requirements (or applicable exemptions therefrom) of the Securities Act, and that this Agreement is valid and binding.

                                  ARTICLE VII
                                INDEMNIFICATION

          SECTION 7.1 Indemnification by the Seller. The Buyer, RSI and its respective directors, officers, employees, agents, stockholders, affiliates, consultants, representatives and their respective successors and assigns shall be indemnified and held harmless by the Sellers, jointly and severally, from and against any and all damages, losses, liabilities, taxes (including any deficiencies and penalties and interest thereon), and costs and expenses (including, without limitation, reasonable attorneys' fees and disbursements) (collectively, "Damages") resulting from any misrepresentation, breach of warranty or nonfulfillment of any covenant or agreement on the part of any of the Sellers.

          SECTION 7.2 Indemnification by the Buyer and RSI. CW and SA and their respective partners, directors, officers, employees, agents, affiliates, consultants, representatives and their respective successors and assigns, and DW and his legal representatives, heirs, successors and assigns shall be indemnified and held harmless by the Buyer and RSI, jointly and severally, from and against any and all Damages resulting from any misrepresentation, breach of warranty or nonfulfillment of any covenant or agreement on the part of the Buyer or RSI.

          SECTION 7.3 Notices; Counsel. Each party hereto agrees to give to the other prompt notice of any claim or action by a third party or occurrence of any event which may give rise to a claim or action for indemnification hereunder. The failure to provide such notice shall not release the indemnifying party from its obligations under this Article VII except to the extent that the indemnifying party is materially prejudiced by such failure. The indemnifying party shall have the right to direct, through counsel of its own choosing satisfactory to the indemnified party in the reasonable exercise of the indemnified party's discretion, the defense or settlement of any claim or proceeding at its own expense and agrees not to effect any settlement of such claim which does not provide for a complete release of liability of the indemnified party without the written consent of such party, which consent shall not be unreasonably withheld or delayed. If the indemnifying party shall fail to defend, or if, after commencing or undertaking any such defense, such party fails to prosecute or withdraws from such defense, the indemnified party shall have the right to undertake the defense or settlement thereof, at the indemnifying party's expense. In the event of a dispute over the obligation to provide indemnification hereunder, the prevailing party in such dispute shall be entitled to its reasonable attorney's costs and expenses thereof.

                                 ARTICLE VIII
                        TERMINATION; GENERAL PROVISIONS

          SECTION 8.1 Termination. This Agreement shall automatically terminate without any action on the part of any party hereof upon receipt by any of the Sellers that the Company and/or the Securityholder Offerees is exercising its or their Rights of First Refusal such that all of the Transferred Shares will be purchased by the Company and/or the Securityholder Offerees and such purchase is consummated. Within one business day after receipt of a notice of the foregoing, the Sellers shall notify the Buyer thereof. In the event that this Agreement is terminated as a result thereof, neither the Sellers nor the Buyer shall be obligated to perform any of its respective obligations under this Agreement, except as set forth in Section
5.3 and Article VII. Nothing contained herein shall relieve any party from liability for any willful or material breach of such party's representations, warranties or covenants.

          SECTION 8.2 Entire Agreement. This Agreement contains, and is intended as, a complete statement of all of the terms of the arrangements and understandings between the parties with respect to the matters provided for, and supersedes any previous agreements and understandings between the parties with respect to those matters.

          SECTION 8.3 Governing Law; Attorneys' Fees. This Agreement shall be governed by, and construed and enforced in accordance with the laws of the State of New York without regard to its principles of conflicts of law. All actions and proceedings arising out of, or relating to, this Agreement shall be heard and determined in any state or federal court sitting in New York, New York. In the event of any dispute as to the terms of this Agreement, the prevailing party in any litigation or other proceeding shall be entitled to its reasonable attorneys' fees, costs and expenses in connection therewith.

          SECTION 8.4 Notices. All notices and other communications under this Agreement shall be in writing and shall be hand delivered, mailed by registered or certified mail, return receipt requested (with a copy simultaneously by ordinary mail), or recognized overnight delivery service to the parties at the following addresses (or to such other address as a party may have specified by notice given to the other parties pursuant to this provision):

               If to the Buyer or RSI, to:

               Reckson Service Industries, Inc.
               RSI I/O Holdings, Inc.
               10 East 50th Street
               New York, New York  10022
               Attention: Jason M. Barnett, Esq.
                          Stephen M. Rathkopf, Esq.

               with a copy to:

               Herrick, Feinstein LLP
               Two Park Avenue
               New York, New York  10016
               Attention: Irwin A. Kishner, Esq.

               If to any of the Sellers, to:

               c/o Cahill Warnock & Company, LLC
               One South Street, Suite 2150
               Baltimore, MD 21202
               Attn:    David L. Warnock

               with a copy to:

               Wilmer, Cutler & Pickering
               2445 M Street, N.W.
               Washington, D.C. 20037
               Attn:    George P. Stamas, Esq.
                        Gregorio B. Cater, Esq.

          Each such notice shall be deemed given at the time delivered by hand, if personally delivered; five business days after being deposited in the mail, postage prepaid, if mailed; and the next business day after timely delivery to the courier, if sent by overnight air courier guaranteeing next business day delivery.

          SECTION 8.5 Amendment; Waiver. No provision of this Agreement may be amended or modified except by an instrument or instruments in writing signed by the parties hereto. The failure of a party at any time or times to require performance of any provision hereof shall in no manner be deemed to affect the party's right at a later time to enforce the same. No waiver by any party of the breach of any term contained in this Agreement, whether by conduct or otherwise, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such breach or of the breach of any other term or provision of this Agreement.

          SECTION 8.6 Assignment and Binding Effect. This Agreement shall be binding on, and shall inure to the benefit of, the parties hereto and the rights and obligations of the parties hereunder may not be assigned or transferred without the prior written consent of the other parties.

          SECTION 8.7 Further Assurances. From and after the Closing, the Sellers and the Buyer agree to execute and deliver such further documents and instruments and to do such other acts and things any of them, as the case may be, may reasonably request in order to effectuate the transactions contemplated by this Agreement.

          SECTION 8.8 No Third Party Beneficiaries. This Agreement is intended solely for the benefit of the parties hereto. No third party shall have any claim or rights against any party hereto by reason of this Agreement.


     [REMAINDER OF PAGE INTENTIONALLY OMITTED; SIGNATURE PAGE TO FOLLOW]

          IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first written above.

                                     CAHILL, WARNOCK STRATEGIC PARTNERS
                                       FUND, L.P.
                                      By: CAHILL, WARNOCK STRATEGIC
                                          PARTNERS, L.P., its General Partner


                                      By: /s/ David Warnock
                                          ___________________________
                                          Name:  David Warnock
                                          Title: Partner

                                      STRATEGIC ASSOCIATES, L.P.
                                      By:  CAHILL, WARNOCK & COMPANY, L.L.C.,
                                              its General Partner


                                      By: /s/ David Warnock
                                          ____________________________
                                          Name:  David Warnock
                                          Title: Partner


                                      /s/ David Warnock
                                      --------------------------------
                                      David L. Warnock

                                      RSI I/O HOLDINGS, INC.


                                      By: /s/ Jeffrey D. Neumann
                                          ____________________________
                                          Name:  Jeffrey D. Neumann
                                          Title: Executive Vice President


                                      RECKSON SERVICE INDUSTRIES, INC.


                                      By: /s/  Jeffrey D. Neumann
                                          _____________________________
                                          Name:  Jeffrey D. Neumann
                                          Title: Executive Vice President

HERRICK, FEINSTEIN LLP,
as escrow agent


/s/ Arthur G. Jakoby
------------------------------
Arthur G. Jakoby
Partner


                                  SCHEDULE A



Securityholder    Series A Shares    Series B Shares   Options/Warrants      Cash Portion *       RSI Shares**
--------------------------------------------------------------------------------------------------------------------


CW                4,448,096          593,327           667,214 warrants      $31,968,367.20       721,091

SA                246,464            32,875            36,970 warrants       $1,771,330.40        39,955

DW                                                     15,000 options        $84,000              1,895



* The amount indicated herein as the Cash Portion does not reflect the deduction of (i) the Deposit ($5,000,000.00) and (ii) the exercise price of the Options and Warrants ($1,228,098.66).


** The certificates representing the RSI Shares shall bear the following legend:

      "THE SHARES REPRESENTED BY THIS CERTIFICATE MAY NOT BE TRANSFERRED, SOLD OR OTHERWISE DISPOSED OF UNLESS (A) SUCH DISPOSITION IS PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) THE HOLDER HEREOF SHALL HAVE DELIVERED TO THE COMPANY AN OPINION, FROM COUNSEL AND IN FORM AND SUBSTANCE REASONABLY SATISFACTORY TO THE COMPANY, TO THE EFFECT THAT SUCH DISPOSITION IS EXEMPT FROM THE PROVISIONS OF SECTION 5 OF THAT ACT."